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                                   UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                      FORM 8-K
                                   CURRENT REPORT



    Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934.



  Date of Report (Date of earliest event reported):      October 5, 1998
                                                    -----------------------

                            HICKORY TECH CORPORATION
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             (Exact name of registrant as specified in its charter)



     Minnesota                        0-13721                  41-1524393
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  (State or other jurisdiction     (Commission                (IRS Employer
      of incorporation)            File Number)             Identification No.)




221 East Hickory Street, P.O. Box 3248, Mankato, MN                 56002-3248
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(Address of principal executive offices)                            (Zip code)




Registrant's telephone number including area code               (800) 326-5789
                                                  ----------------------------


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ITEM 5. OTHER EVENTS.

On October 5, 1998, Hickory Tech Corporation issued the following press release.

MANKATO, MINNESOTA -- Hickory Tech Corporation (HTC) today announced that it reached agreement to sell 100% of its stock ownership in Digital Techniques, Inc. (DTI), of Allen, Texas.

Ownership was transferred to DTI Holdings, Inc. on September 30, 1998. The principals include a number of current DTI employees with significant financial support from Troy Holdings International, a computer telephony product firm with operations in Toronto, Detroit and the United Kingdom.

Robert D. Alton, President, CEO and Chairman of HTC said, "Over the past several years HTC has been refining its mission and market focus. We have added two new local telephone properties, a wireless communications company, and a data network services provider. We have also divested our CoasTel and Direct Vision operations. The sale of DTI is aimed at further focusing our approach to a rapidly growing telecommunications market. We are directing our energies to the service delivery aspect of telecommunications."

Digital Techniques was acquired by HTC in July 1990. It employs 44 persons in Allen, Texas, a suburb of Dallas. Terms of the transaction were not disclosed. However, Mr. Alton indicated that the proceeds from the sale would be invested in its core businesses including wireline, wireless and its billing company.

There will be no personnel changes at HTC as a result of the sale. HTC is a diversified communications holding company in its 100th year of operations with its roots in the local telephone exchange business. From that base it has expanded into three sectors; local telephone, billing/data processing, and communications products and services. For the year 1997, HTC had $76 million in revenue. The NASDAQ symbol is HTCO. HTC's Internet home page address is: www.hickorytech.com and DTI's Internet home page address is: www.digitaltechniques.com


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                                     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:      October 8, 1998
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                          HICKORY TECH CORPORATION



                          HICKORY TECH CORPORATION

                   By    /s/ Robert D. Alton, Jr.
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                       Robert D. Alton, Jr., Chief Executive Officer



                   By    /s/  David A. Christensen
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                       David A. Christensen, Chief Financial Officer